UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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SRA INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SRA INTERNATIONAL, INC.

4350 FAIR LAKES COURT

FAIRFAX, VA 22033

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 28, 2005

The Annual Meeting of Stockholders of SRA International, Inc. (the “Company”) will be held at the Hilton McLean Tysons Corner, 7920 Jones Branch Drive, McLean, Virginia 22102 on Friday, October 28, 2005 at 9:30 a.m., local time, to consider and act upon the following matters:

1.	To elect three Class I directors to serve until the 2008 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.	To ratify the selection by the Audit Committee of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending June 30, 2006.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on September 16, 2005 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open following the record date.

By Order of the Board of Directors,

Stephen C. Hughes, Secretary

Fairfax, Virginia

September 26, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

SRA INTERNATIONAL, INC.

4350 FAIR LAKES COURT

FAIRFAX, VA 22033

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, OCTOBER 28, 2005

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SRA International, Inc. (the “Company”) for use at the Company’s Annual Meeting of Stockholders to be held on Friday, October 28, 2005 (the “Annual Meeting”) and at any adjournment of that meeting. All executed proxies will be voted in accordance with the stockholder’s instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

On September 16, 2005, the record date for the determination of stockholders entitled to vote at the Annual Meeting (the “Record Date”), there were outstanding and entitled to vote an aggregate of 39,734,187 shares of class A common stock, $0.004 par value per share (“Class A Common Stock”), of the Company and 14,849,828 shares of class B common stock, $0.004 par value per share (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), of the Company (constituting all of the voting stock of the Company). Holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share. Holders of Class A Common Stock and holders of Class B Common Stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may otherwise be required by Delaware law.

The Company’s Annual Report, including the Company’s Annual Report on Form 10-K, for the year ended June 30, 2005 is being mailed to stockholders, together with these proxy materials, on or about September 26, 2005.

VOTES REQUIRED

The holders of shares of Common Stock representing a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

The affirmative vote of a plurality of the votes cast by stockholders entitled to vote on the matter is required for the election of directors. The affirmative vote of a majority of the shares of Common Stock voting on the matter is required to ratify the selection by the Audit Committee of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending June 30, 2006.

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on matters (such as the election of directors, and the ratification of the selection of the auditors) that require the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter.

STOCKHOLDER’S AGREEMENT

In April 2002, the Company entered into a stockholder’s agreement with some of its stockholders, including the Company’s executive officers and the entities affiliated with General Atlantic Partners, LLC (the “GAP Entities”). The stockholder’s agreement provides the GAP Entities the right to designate one member of the

Company’s Board of Directors and obligates the Company to use its best efforts to cause that designee to be nominated and elected to the Board of Directors and its committees. Pursuant to the stockholder’s agreement, stockholders, including the Company’s executive officers, who together beneficially own approximately 80.2% of the combined voting power of the Company’s outstanding Common Stock as of September 16, 2005, have agreed to vote their shares in favor of the designee of the GAP Entities. Steven A. Denning is currently the designee of the GAP Entities. Mr. Denning is currently a Class I director who was elected at the 2002 Annual Meeting and whose current term expires at the 2005 Annual Meeting. Accordingly, Mr. Denning has been nominated as the designee of the GAP Entities for election at the 2005 Annual Meeting in accordance with the stockholder’s agreement. The stockholder’s agreement also provides the GAP Entities with specified preemptive rights with respect to specified future private placements of the capital stock, or securities convertible into the Company’s capital stock, enabling the GAP Entities to maintain their proportionate percentage ownership of the capital stock. All the rights and obligations under the stockholder’s agreement terminate once the GAP Entities cease to own at least 847,058 shares of Class A Common Stock.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or the Company’s annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you call or write the Company at the following address or phone number: SRA International, Inc., 4350 Fair Lakes Court, Fairfax, Virginia 22033, phone: (703) 803-1500, Attention: Mr. Stuart Davis, Vice President and Director, Investor Relations. If you want to receive separate copies of the Company’s annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of September 16, 2005 by (i) each person or entity who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, (ii) each director or nominee for director, (iii) each of the executive officers named in the Summary Compensation Table set forth under the caption “Executive Compensation” below and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his spouse) with respect to all shares of common stock listed as owned by such person or entity.

Unless otherwise indicated, the address of each person is c/o SRA International, Inc., 4350 Fair Lakes Court, Fairfax, VA 22033.

	Number of Shares Beneficially Owned (1)		Percentage of Class Owned (%)			Percentage of Total Voting Power
Name of Beneficial Owner	Class A Common Stock	Class B Common Stock	Class A Common Stock		Class B Common Stock
Renato A. DiPentima (2)	313,770	—	*	%	—%	*	%
Stephen C. Hughes (3)	267,546	—	*		—	*
David A. Kriegman (4)	109,063	—	*		—	*
Barry S. Landew (5)	729,914	—	1.8		—	*
Ernst Volgenau (6)	257,156	12,150,736	*		81.8	64.7
John W. Barter (7)	20,000	—	*		—	*
William K. Brehm (8)	603,364	2,699,092	1.5		18.2	14.6
Steven A. Denning (9)	995,290	—	2.5		—	*
Miles R. Gilburne (10)	10,000	—	*		—	*
Michael R. Klein (11)	41,467	—	*		—	*
David H. Langstaff	32	—	*		—	*
Edward E. Legasey (12)	316,932	—	*		—	*
Delbert C. Staley (13)	50,000	—	*		—	*
All executive officers, directors and nominees as a group (13 persons) (14)	3,714,534	14,849,828	9.0		100.0	80.2
Entities affiliated with General Atlantic Partners, LLC (15)	975,290	—	2.5		—	*
FMR Corp. (16)	4,651,920	—	11.7		—	2.5
Wasatch Advisors, Inc. (17)	3,801,182	—	9.6		—	2.0
Westfield Capital Management Co. LLC (18)	2,037,782	—	5.1		—	1.1

*	Less than 1%.
(1)	The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after September 16, 2005 through the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.
(2)	Includes 230,976 shares of Class A Common Stock issuable upon exercise of options, as well as 22,000 shares and 35,640 shares issuable upon exercise of options held in a Grantor Retained Annuity Trust, of which Dr. DiPentima’s wife is trustee.
(3)	Includes 235,272 shares of Class A Common Stock issuable upon exercise of options and 800 shares of Class A Common Stock held by children of Mr. Hughes.

(4)	Includes 97,973 shares of Class A Common Stock issuable upon exercise of options.
(5)	Includes 547,436 shares of Class A Common Stock issuable upon exercise of options.
(6)	Includes 255,532 shares of Class A Common Stock and 2,225,132 shares of Class B Common Stock held by grantor retained annuity trusts, of which Dr. Volgenau’s wife is the trustee.
(7)	Consists of 20,000 shares of Class A Common Stock issuable upon exercise of options.
(8)	Includes 139,874 shares of Class A Common Stock issuable upon exercise of options, 262,480 shares of Class A Common Stock and 1,167,068 shares of Class B Common Stock held by grantor retained annuity trusts, of which Mr. Brehm is trustee.
(9)	Consists of 20,000 shares of Class A Common Stock issuable to Mr. Denning upon the exercise of options and the 975,290 shares held by entities affiliated with General Atlantic Partners, LLC, described in note (15) below.
(10)	Consists of 10,000 shares of Class A Common Stock issuable upon exercise of options.
(11)	Consists of 41,467 shares of Class A Common Stock issuable upon exercise of options.
(12)	Includes 85,514 shares of Class A Common Stock issuable upon exercise of options.
(13)	Includes 10,000 shares of Class A Common Stock issuable upon exercise of options.
(14)	Includes 1,474,152 shares of Class A Common Stock issuable upon exercise of options described in notes (2), (3), (4), (5), (7), (8), (9), (10), (11), (12), and (13) above and 3,932,212 shares held in grantor retained annuity trusts described in notes (2), (6), and (8) above.
(15)	Consists of the following shares held by the following entities: 801,568 shares held by General Atlantic Partners 75, L.P. (“GAP 75”), 108,842 shares held by GAP Coinvestment Partners II, L.P. (“GAPCO II”), 63,283 shares held by GapStar, LLC (“GapStar”), and 1,597 shares held by GAPCO GmbH & Co. KG (“GAPCO KG”). General Atlantic LLC (“GA LLC”) is the general partner of GAP 75 and the sole member of GapStar. The general partners of GAPCO II are Managing Directors of GA LLC. Steven A. Denning is the Chairman and a Managing Director of GA LLC and a general partner of GAPCO II. The general partner of GAPCO KG is GAPCO Management GmbH (“Management GmbH” and together with GAP 75, GAPCO II, GapStar, GAPCO KG and GA LLC, the “GA Group”). Mr. Denning is a Managing Director and a shareholder of Management GmbH. The GA Group is a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. The address of Mr. Denning, GAP 75, GAPCO II, GapStar and GA LLC is c/o General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, CT 06830. The address of GAPCO KG and Management GmbH is c/o General Atlantic GmbH, Koenigsallee 62, 40212 Duesseldorf, Germany. The shares of Class A Common Stock held by GapStar are pledged to a lender to secure a loan made by such lender to GapStar to purchase such shares.
(16)	Based solely upon a Schedule 13G filed by FMR Corp. on February 14, 2005. The address for FMR Corp. provided in such Schedule 13G is 82 Devonshire Street, Boston, MA 02109.
(17)	Based solely upon a Schedule 13G filed by Wasatch Advisors, Inc. filed on March 10, 2005. The address for Wasatch Advisors, Inc. provided in such Schedule 13G is 150 Social Hall Avenue, Salt Lake City, UT 84111.
(18)	Based solely upon a Schedule 13G filed by Westfield Capital Management Co. LLC on February 14, 2005. The address for Westfield Capital Management Co. LLC provided in such Schedule 13G is One Financial Center, Boston, MA 02111.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation (the “Charter”) provides that the Board of Directors is classified into three classes (designated as Class I directors, Class II directors and Class III directors), with members of each class holding office for staggered three-year terms. There are currently three Class I directors, whose terms expire at the 2005 Annual Meeting of Stockholders, three Class II directors, whose terms expire at the 2006 Annual Meeting, and three Class III directors, whose terms expire at the 2007 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation, or removal).

The persons named in the enclosed proxy will vote to elect as Class I directors the three nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All three of the nominees, Messrs. Barter, Denning and Gilburne, are presently Class I directors of the Company. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors. Each Class I director will be elected to hold office until the 2008 Annual Meeting of Stockholders (subject to the election and qualification of his successor and to his earlier death, resignation, or removal).

There are no family relationships between or among any of the Company’s directors, executive officers or persons nominated or chosen to become a director or executive officer.

NOMINATION OF CLASS I DIRECTORS

Set forth below, for each nominee for Class I director, are his name, his age as of September 16, 2005, his positions with the Company, his principal occupation and business experience during the past five years, and the year of the commencement of his term as a director of the Company:

JOHN W. BARTER is 58 years old and has served on the Company’s Board of Directors since April 2003. From 1988 to 1994 he was senior vice president and chief financial officer of AlliedSignal, Inc., now known as Honeywell International, Inc., an advanced technology and manufacturing company. From October 1994 until his retirement in December 1997, Mr. Barter was executive vice president of AlliedSignal, Inc. and President of AlliedSignal Automotive. After retiring from AlliedSignal, Inc., Mr. Barter served briefly as chief financial officer of Kestrel Solutions, Inc., a privately-owned early stage company established to develop and bring to market a new product in the telecommunications industry, from January 2000 to May 2001. Kestrel filed a voluntary petition for bankruptcy protection in October 2002. Mr. Barter also serves on the board of directors of Bottomline Technologies, Inc., a financial resources management software company, BMC Software, Inc., an independent systems software vendor, SSA Global Technologies, Inc., a developer of enterprise resources planning and related software, Lenova Group Limited, a Hong Kong listed company and Gecis Global Holdings, Inc., a privately-held company.

STEVEN A. DENNING is 57 years old and has served on the Company’s Board of Directors since April 2002. Mr. Denning is the Chairman and a Managing Director of General Atlantic LLC, a leading global private equity firm providing capital for innovative companies where information technology or intellectual property is a key driver of growth. He has been with General Atlantic (or its predecessor) since 1980. Mr. Denning is a director of Hewitt Associates, Inc., a global human resources outsourcing and consulting firm, Eclipsys Corporation, a healthcare information technology company, The Thomson Corporation, a provider of integrated information solutions to business and professional customers, and three private companies in which investment entities affiliated with General Atlantic are investors.

MILES R. GILBURNE is 54 years old and has served on the Company’s Board of Directors since December 2003. Mr. Gilburne is currently a managing member of ZG Ventures, LLC, a venture capital firm. Mr. Gilburne served as senior vice president of corporate development for America Online, Inc. (AOL) from 1994 until December 1999. In 1999, he was elected to the board of directors of AOL and continues to serve on the board of Time Warner, Inc. He also serves on the board of directors of Pharmacyclics, Inc., a publicly traded drug discovery company, and Revolution Health Group, a privately held company focused on consumer directed health care. Mr. Gilburne is a founding director and vice chairman of In2Books, and a member of the Board of Trustees of The Washington Shakespeare Theatre.

Board Recommendation

The Board of Directors recommends a vote FOR the election of the nominees named above.

INCUMBENT DIRECTORS

Set forth below, for each incumbent director, are his name, his age as of September 16, 2005, his positions with the Company, his principal occupation and business experience during the past five years and the year of the commencement of his term as a director of the Company:

Incumbent Class II Directors

WILLIAM K. BREHM is 76 years old and has served on the Company’s Board of Directors since 1978. He served as the Chairman of the Board of Directors from 1980 until October 2003. From 1977 to 1980, he served as executive vice president and director of Computer Network Corporation, a computer systems company based in Washington, D.C. Mr. Brehm served as Assistant Secretary of Defense from 1973 to 1977. He was vice president for corporate development of Dart Industries, a consumer products company, from 1971 to 1973. He also served as Assistant Secretary of the Army from 1968 to 1970, following four years of service on the staff of the Secretary of Defense.

EDWARD E. LEGASEY is 60 years old and has served on the Company’s Board of Directors since November 2003. Prior to his election to the Board, he served as the Company’s executive vice president since March 1989 and chief operating officer since July 1997. Mr. Legasey served as senior vice president and general manager for program operations from August 1985 to March 1989 and as vice president from the Company’s inception to August 1985. He served at the U.S. Nuclear Regulatory Commission from 1976 to 1978 and was an officer in the U.S. Air Force from 1967 to 1976 with responsibilities for development of logistics information systems and software testing and evaluation.

DELBERT C. STALEY is 81 years old and has served on the Company’s Board of Directors since October 1996. Mr. Staley served as chairman and chief executive officer of NYNEX Corporation, a telecommunications company, from 1983 until his retirement in 1989.

Incumbent Class III Directors

MICHAEL R. KLEIN is 63 years old and has served on the Company’s Board of Directors since December 1998. He has been a partner of Wilmer Cutler Pickering Hale and Dorr LLP, a law firm, since 1974. Mr. Klein co-founded and currently serves as chairman of the board of directors of CoStar Group, Inc., a provider of electronic commercial real estate information, and currently serves as vice chairman of Perini Corporation, a civil engineering and building construction company.

DAVID H. LANGSTAFF is 51 years old and has served on the Company’s Board of Directors since February 2004. In September 2004, Mr. Langstaff became a part-time employee of the Company. Effective June 30, 2005, Mr. Langstaff resumed his status as a non-employee director. He was the president, chief executive officer, and director of Veridian Corporation, an advanced technology company, since its formation in 1997 until its sale in August 2003, and served as chief financial officer, chief operating officer and chief executive officer of predecessor companies since 1984. Mr. Langstaff serves as a seminar moderator with the Aspen Institute, a global forum which brings together leaders from industry, government and various organizations, and on the board of directors of the Information Technology Association of America.

ERNST VOLGENAU, the Company’s founder, is 72 years old and has served as the Company’s chairman of the Board of Directors since October 2003. He served as the Company’s chief executive officer from October 2003 until December 2004. From 1978 to October 2003, he served as the Company’s president and as a director. From 1976 to 1978, he served as the director of inspection and enforcement for the U.S. Nuclear Regulatory Commission. Dr. Volgenau retired from active duty with the U.S. Air Force as Colonel in 1976. His military service included positions in the Office of the Secretary of Defense and as director of data automation for the Air Force Logistics Command.

CORPORATE GOVERNANCE

The Company’s Board of Directors has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. During the past year, the Company’s Board of Directors has continued to review its governance practices in light of the Sarbanes-Oxley Act of 2002, new SEC rules and regulations and the listing standards of the New York Stock Exchange (“NYSE”). This section describes key corporate governance guidelines and practices that the Company has adopted. Complete copies of the governance policies, committee charters and codes of conduct described below are available on the Company’s website at www.sra.com. Alternatively, you can request a copy of any of these documents by writing to the Corporate Secretary.

Governance Policies of the Board of Directors

The Board has adopted governance policies to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. These policies, which provide a framework for the conduct of the Board’s business, provide that:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board shall be independent directors;

•	the non-management directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under NYSE rules, a director of the Company will only qualify as “independent” if the Company’s Board of Directors affirmatively determines that he or she has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company). The Board of Directors has established guidelines to assist it in determining whether a director has a material relationship with the Company. Under these guidelines, a director will be considered to have a material relationship with the Company if he or she is not independent under Section 303A.02(b) of the NYSE Listed Company Manual or he or she:

•	is an executive officer of another company that does business with the Company and the annual sales to, or purchases from, the Company account for more than $1 million or two percent, whichever is greater, of the annual consolidated gross revenues of the company he or she serves as an executive officer;

•	is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is more than one percent of the total consolidated assets of the company he or she serves as an executive officer; or

•	serves as an officer, director or trustee of a charitable organization and the Company’s discretionary charitable contributions to the organization are more than the greater of $1 million or two percent of that organization’s total annual charitable receipts.

Ownership of a significant amount of the Company’s stock, by itself, does not constitute a material relationship.

For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists is made by the other members of the Board of Directors who are independent.

The Company’s Board of Directors has determined that none of John W. Barter, Steven A. Denning, Miles R. Gilburne, Michael R. Klein or Delbert C. Staley has a material relationship with the Company and that each of these directors is “independent” as determined under Section 303A.02(b) of the NYSE Listed Company Manual.

Board Meetings and Attendance

The Board met six times during fiscal 2005, either in person or by teleconference. During fiscal 2005, each director attended at least 80% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served. Consistent with the requirements of the Board’s governance policies, the Board met in executive session, without the presence of management, following the conclusion of each regularly scheduled board meeting. These meetings were chaired by Mr. Staley, who serves as the Lead Director.

Director Attendance at Annual Meeting of Shareholders

The governance policies of the Board provide that directors are responsible for attending the annual meeting of stockholders. All directors attended the 2004 annual meeting of stockholders.

Board Committees

The Board of Directors has established four standing committees—Audit, Compensation, Governance, and Long-Range Planning—each of which operates under a charter that has been approved by the Board. Current copies of each committee’s charter are posted on the Company’s website, www.sra.com.

The Board of Directors has determined that all of the members of the Audit, Compensation and Governance committees are independent as defined under the rules of the NYSE, in the case of all members of the Audit Committee, the additional independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s independent auditors;

•	overseeing the work of the Company’s independent auditors, including through the receipt and consideration of certain reports from the independent auditors;

•	reviewing and discussing with management and the independent auditors the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures and code of business ethics and conduct;

•	overseeing the Company’s internal audit function;

•	discussing the Company’s risk management policies;

•	establishing policies regarding hiring employees from the independent auditors and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent auditors and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 15 of this proxy statement).

The Board of Directors has determined that Mr. Barter is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

The members of the Audit Committee are Messrs. Staley, Barter and Gilburne. The Audit Committee met six times during fiscal 2005.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining the CEO’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of the Company’s other executive officers;

•	overseeing an evaluation of the Company’s senior executives; and

•	overseeing and administering the Company’s cash and equity incentive plans.

The members of the Compensation Committee are Messrs. Denning, Barter and Staley. Mr. Klein was a member of the Compensation Committee from the beginning of fiscal 2005 through October 29, 2004. On that date he was elected to the Long-Range Planning Committee, and Mr. Barter was elected to replace him on the Compensation Committee. The Compensation Committee is authorized to designate a subcommittee of its members with the authority to approve stock option grants and other equity awards to the Company’s executive officers. The Compensation Committee met two times during fiscal 2005.

Governance Committee

The Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board governance policies;

•	reviewing and making recommendations to the Board with respect to director compensation; and

•	overseeing an annual evaluation of the Board.

The members of the Governance Committee are Messrs. Klein, Barter and Denning. Mr. Langstaff was a member of the Governance Committee from the beginning of fiscal 2005 until September 2004. The Governance Committee met one time during fiscal 2005. Mr. Barter was elected to the Governance Committee in October 2004.

Long-Range Planning Committee

The Long-Range Planning Committee’s responsibilities include:

•	providing guidance to management and the Board in developing and approving a long-term strategic plan;

•	reviewing or developing critical policies that must be consistent with and reinforcing of long-term Company goals;

•	assessing resource allocations with respect to consistency with the long-term business objectives and strategic plan of the Company; and

•	advising management and the Board on major strategic initiatives.

The members of the Long-Range Planning Committee are Messrs. Langstaff, Gilburne and Klein. The Long-Range Planning Committee met three times during fiscal year 2005.

Director Candidates

The process followed by the Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board. The Committee may retain the services of an executive search firm to help identify and evaluate potential director candidates.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Governance Committee will apply the criteria set forth in the Company’s governance policies. These criteria include the candidate’s integrity, business acumen, commitment to understand the Company’s business and industry, experience, conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least a year as of the date such recommendation is made, to the Secretary of the Company at 4350 Fair Lakes Court, Fairfax, VA 22033, and they will be forwarded to the Governance Committee members for consideration. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under the Company’s bylaws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the Board, by following the procedures set forth under “Stockholder Proposals for 2006 Annual Meeting.”

Communicating with Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. The Chairman of the Board (if an independent director), or the Lead Director, (if one is appointed), or otherwise the Chairman of the Governance Committee, with the assistance of the Corporate Secretary, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he or she considers appropriate. The Chairman of the Board (if an independent director), or the Lead Director (if one is appointed) also serves as the presiding director at all executive sessions of the non-management directors. Mr. Staley is currently the Lead Director, who has these responsibilities.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board or the Lead Director considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors c/o Corporate Secretary, SRA International, Inc., 4350 Fair Lakes Court, Fairfax, VA 22033.

Codes of Ethics

The Board has adopted a code of business ethics and conduct that applies to all of the Company’s employees, officers and directors. This code is posted on the Company’s website at www.sra.com. The code requires employees, officers and directors to report any suspected violations of the code to the appropriate company official(s), or they may anonymously report any suspected violations to SRA’s Business Ethics and Procurement Fraud Hotline which is hosted by an independent third party.

The Company has also adopted a Code of Ethics for Principal Financial Officers that addresses some of the same issues as the Code of Business Ethics and Conduct, but establishes specific standards related to financial controls and financial reporting, and applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Principal Financial Officers of the Company are expected to adhere to both the Code of Business Ethics and Conduct and the Code of Ethics for Principal Financial Officers. The Company has posted a current copy of the Code of Ethics for Principal Financial Officers on its website which is located at www.sra.com.

The Company intends to post on its website all disclosures that are required by law or NYSE stock market listing standards concerning any amendments to, or waivers from, any provision of the codes.

DIRECTOR COMPENSATION

Pursuant to the Company’s compensation plan for non-employee directors, the Company pays each non-employee director $24,000 per year, $2,000 for each board meeting attended in person, $2,000 for each committee meeting attended in person, and $1,000 for teleconference board and committee meetings. Committee meeting fees are only paid for meetings held on a date different from a Board meeting. Board committee chairs are paid an additional annual retainer of $2,400. The Company may, in its discretion, grant stock options and other equity awards to non-employee directors from time to time pursuant to stock incentive plans.

In August 2004, Miles R. Gilburne was granted options to purchase 40,000 shares of Class A Common Stock under the Company’s 2002 Stock Incentive Plan. These options were granted at an exercise price of $20.22 per share. The options vest at the rate of 25% per year over four years beginning on the date of grant. The options expire in August 2014.

In December 2004, David H. Langstaff was granted options to purchase 580,000 shares of Class A Common Stock under the Company’s 2002 Stock Incentive Plan. Mr. Langstaff was a part-time employee and director on the date of the grant. These options were granted at an exercise price of $31.61 per share. In June, 2005, when Mr. Langstaff’s employment with the Company ended and he resumed his status as a non-employee director, 480,000 of these options were cancelled. The remaining 100,000 options will vest in December 2005, and expire in December 2014.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the total compensation paid or accrued for the last three fiscal years for the Company’s Chief Executive Officer, and its four other executive officers (together, the “Named Executive Officers”):

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Securities Underlying Options(1)	All Other Compensation($)
Current Executive Officers:

Renato A. DiPentima President and Chief Executive Officer	2005 2004 2003	$336,500 294,000 270,000	$428,615 358,601 323,052	424,980 26,020 58,260	$3,750 2,200 2,090	(3) (3) (3)

Stephen C. Hughes Executive Vice President, Chief Financial Officer & Chief of Finance and Administration	2005 2004 2003	245,000 235,000 225,000	285,519 256,011 218,447	100,000 20,600 70,660	3,750 2,200 2,090	(3) (3) (3)

David A. Kriegman Executive Vice President and Chief Operating Officer	2005	239,000	237,545	173,600	3,750	(3)

Barry S. Landew Executive Vice President, Corporate Development	2005 2004 2003	245,000 235,000 225,000	285,519 244,859 219,975	60,000 20,600 35,500	3,750 2,200 2,090	(3) (3) (3)

Ernst Volgenau Chairman of the Board of Directors	2005 2004 2003	260,000 313,000 340,000	374,185 403,456 392,846	— 20,600 48,040	52,517 55,400 152,437	(2) (2) (2)

(1)	Represents options to acquire shares of Class A Common Stock.
(2)	Includes premiums of $48,767 in fiscal 2005, $53,200 in fiscal 2004 and $150,347 in fiscal 2003, paid on term life insurance on the life of the executive paid by the Company. The Company was the sole beneficiary of these policies, and was obligated to use the proceeds of the policies to repurchase shares of Dr. Volgenau’s Common Stock upon his death. In September 2002, pursuant to a letter agreement amending the Second Amended and Restated Stock Purchase Agreement between the Company and Dr. Volgenau, the Company reduced the amount of insurance on Dr. Volgenau’s life to $10,000,000. In June 2005, the Company cancelled this term life insurance policy and in August 2005 the Company and Dr. Volgenau agreed to cancel the Second Amended and Restated Stock Purchase Agreement. Also includes 401(k) matching contributions of $3,750 in fiscal 2005, $2,200 in fiscal 2004 and $2,090 in fiscal 2003, paid on behalf of the executive.
(3)	Represents 401(k) matching contributions of $3,750 in fiscal 2005, $2,200 in fiscal 2004 and $2,090 in fiscal 2003, paid on behalf of the executive.

Option Grants

The table below contains information relating to stock options granted to the Named Executive Officers during fiscal 2005.

Option Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options Granted(1)		Percent of Total Options Granted to Employees in Fiscal Year 2005	Per Share Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name						5%	10%
Renato A. DiPentima	424,980	(3)	16.6%	$21.13	8/5/2014	$5,647,365	$14,311,532
Stephen C. Hughes	100,000	(3)	3.9	21.13	8/5/2014	1,328,854	3,367,578
David A. Kriegman	23,600	(3)	0.9	21.13	8/5/2014	313,610	794,748
	150,000	(4)	5.8	31.61	12/15/2014	2,982,140	7,557,328
Barry S. Landew	60,000	(3)	2.3	21.13	8/5/2014	797,313	2,020,547
Ernst Volgenau	—		—	—	—	—	—

(1)	Represents options to acquire shares of Class A Common Stock.
(2)	The potential realizable value is calculated based on the term of the option at the time of grant. Assumed rates of stock price appreciation of 5% and 10% are prescribed by rules of the Securities and Exchange Commission and do not represent the Company’s prediction of the Company’s stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the Company’s stock price per share on the grant date appreciates at the indicated rate for the entire 10-year term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.
(3)	These options vest at a rate of 25% per year on each of August 5, 2005, 2006, 2007 and 2008.
(4)	These options vest at a rate of 25% per year on each of December 15, 2005, 2006, 2007 and 2008.

Option Exercises and Year-End Option Values

The following table sets forth certain information concerning option exercises by the Named Executive Officers during fiscal 2005 and the number and value of unexercised options held by each of the Named Executive Officers on June 30, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise(1)	Value Realized(2)	Number of Securities Underlying Unexercised Options at Fiscal Year-End			Value of Unexercised In-the-Money Options at Fiscal Year-End(3)
			Exercisable		Unexercisable	Exercisable		Unexercisable
Renato A. DiPentima	123,000	$3,179,371	139,300	(4)	488,326	$3,931,051	(4)	$7,211,334
Stephen C. Hughes	94,040	2,310,347	187,458		150,778	5,405,897		2,424,462
David A. Kriegman	69,686	1,693,432	85,555		213,391	2,426,323		1,653,035
Barry S. Landew	240,000	6,931,417	518,412		93,198	16,801,217		1,488,477
Ernst Volgenau	37,144	436,780	5,202		39,470	158,505		813,068

(1)	Represents shares of Class A Common Stock.
(2)	Represents the difference between the exercise price and the fair market value per share of the Class A Common Stock on the date of exercise.

(3)	Represents the difference between the exercise price and $34.72, which was the last sale price of the Class A Common Stock as reported on the New York Stock Exchange on June 30, 2005, the last trading day of fiscal 2005.
(4)	Includes 35,640 options held by a Grantor Retained Annuity Trust, of which Dr. DiPentima’s wife is trustee. The value of these options is $766,882.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of June 30, 2005:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	8,028,226	$12.54	5,179,102	(2)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	8,028,226	$12.54	5,179,102	(2)

(1)	In addition to being available for future issuance upon exercise of options that may be granted after June 30, 2005, 4,691,416 shares under the 2002 Stock Incentive Plan may instead be issued in the form of restricted stock or other equity-based awards.
(2)	Includes shares issuable under the Company’s 2002 Stock Incentive Plan. Under the terms of the 2002 Stock Incentive Plan, the number of shares available for issuance is automatically increased every July 1 beginning with fiscal year 2004 and ending with fiscal year 2012 by an amount equal to the lesser of (i) 2,352,940 shares of Class A Common Stock, (ii) 3% of the outstanding shares of Class A Common Stock and Class B Common Stock on such date or (iii) an amount determined by the Company’s Board of Directors. On July 1, 2005, an additional 1,621,441 shares of Class A Common Stock were reserved for issuance under the terms of the 2002 Plan pursuant to this automatic increase provision. Also includes 487,686 shares of issuable under the Company’s 2004 Employee Stock Purchase Plan, including those issuable in connection with the current offering period, which ends on September 30, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Life insurance policies and stock purchase agreement with chairman

Pursuant to a stock purchase agreement with Dr. Volgenau, the Company was obligated to use the proceeds of term life insurance that was maintained on his life to repurchase his shares of Common Stock at the fair market value upon his death. Prior to the Company’s initial public offering in May 2002, the agreement did not obligate the Company to maintain any specified level of insurance. From June 2000 until September 26, 2002, the Company maintained policies having an aggregate value of $80,000,000 on the life of Dr. Volgenau, with aggregate annual premiums of $456,800. The Company had been the sole beneficiary of these policies since their inception. On May 19, 2002, the Company amended the stock purchase agreement with Dr. Volgenau to provide that the Company would be obligated following the Company’s initial public offering to maintain these life insurance policies through 2010. The purchase agreement was further amended on September 26, 2002, to reduce the amount of coverage from $80,000,000 to $10,000,000, with premiums for the $10,000,000 policy being $53,200 per year. On August 30, 2005, the Company and Dr. Volgenau terminated the stock purchase agreement and the Company has terminated all related term life insurance policies.

Affiliation of one of the directors and one of the Company’s outside law firms

Mr. Klein, one of the Company’s directors, is a partner of the law firm of Wilmer Cutler Pickering Hale and Dorr LLP (“WCPHD”). WCPHD is the result of a merger of Wilmer Cutler Pickering LLP (“Wilmer”) and Hale and Dorr LLP (“Hale and Dorr”), which was effective May 31, 2004. Prior to the merger, Mr. Klein was a partner of Wilmer and had no affiliation with Hale and Dorr. Prior to the merger, the Company retained Hale and Dorr as one of its outside law firms. Likewise, following the merger, for the duration of fiscal 2004 and fiscal 2005, the Company retained the combined firm, WCPHD, and the Company expects to continue to retain WCPHD in fiscal 2006. The Company did not retain Wilmer prior to the merger.

Policy on Future Transactions

For all future transactions, the Board of Directors has adopted a policy that all transactions between the Company and its officers, directors, principal stockholders and their affiliates must (i) be approved by a majority of the disinterested members of the Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The Compensation Committee oversees the Company’s executive compensation program. The Committee reviews the Company’s compensation philosophy each year and makes adjustments to reflect changing business objectives or market conditions. The Company’s executive compensation program is intended to attract and retain executives and to motivate management to achieve or exceed the Company’s objectives.

Executive Compensation Philosophy

The Company’s executive compensation program is based on several principles:

•	Meritocracy: The Company pays above average incentives for outstanding performance and low or no incentives for poor performance.

•	Fairness: The Company measures people against what they are asked to do; if their assignment changes, so is how they are measured.

•	Clarity: Goals and computational methods are clear and are communicated in written performance plans.

•	Unity of Effort: While each individual has goals that are tied to his or her performance, everyone is evaluated to some extent on the Company’s overall performance. The executive officers’ performance assessment is tied primarily to the Company’s overall performance.

Components of Compensation

The three major components of the Company’s executive officer compensation are (i) base salary, (ii) annual incentive awards in the form of cash bonuses, and (iii) long-term, equity-based incentive awards.

We set base salaries for executives using market compensation data based on companies that we believe are comparable to the Company. We use as a base salary benchmark the salary data representing the 50th percentile. We set total target cash compensation (base salary plus target bonus) at the 75th percentile. The difference between an executive’s total cash target and base salary represents his or her cash bonus target.

The actual cash bonus earned by each executive officer is determined at the end of each fiscal year based on the degree to which the specified goals we have established at the beginning of the year for the executive have been met or exceeded. For each of the executive officers, these goals include Company-wide financial performance measures. In some cases, we also establish individual goals for the executive, typically involving the performance of a business unit or function managed by him or her.

We also use stock-based compensation as a way of aligning management’s interests with those of the stockholders. Like bonuses, stock option awards are determined for each executive officer at the end of each fiscal year based on the goals established at the beginning of the year. Stock option grants reflect a “constant value” approach. That is, we focus on the face value of the grant, not the number of options, in determining the option grant to the executive. This has the effect of reducing the average size of awards over time if the share price increases. The Company has historically granted non-qualified stock options, which provide the company a tax deduction in the year of exercise. Options typically vest in equal increments over a four-year period. The Compensation Committee has approved the Company’s plan to provide a combination of both stock options and restricted stock under the terms of its fiscal 2006 performance plans.

Chief Executive Officer Compensation

Ernst Volgenau served as the Company’s Chief Executive Officer from July through December of fiscal 2005 and as Chairman of the Board for all of fiscal 2005. Renato A. DiPentima served as the Company’s President for all of fiscal 2005 and as Chief Executive Officer from January through June of fiscal 2005.

At the beginning of fiscal 2005, the Compensation Committee approved Company performance goals based on revenue and profitability, and established a salary of $325,000 and a cash bonus target of $398,000 for Dr. Volgenau. Effective with Dr. Volgenau’s transition from his position of Chief Executive Officer on January 1, 2005, the Compensation Committee reduced his annual salary to $195,000 and his annual cash incentive target to $319,000. Dr. Volgenau was paid a cash bonus of $374,185 based upon actual Company performance relative to Company performance goals. In conjunction with his appointment to the role of Chief Executive Officer effective January 1, 2005, the Compensation Committee increased Dr. DiPentima’s annual salary to $360,000 and his cash incentive target was increased to $413,000 for fiscal 2005. Dr. DiPentima was paid a cash bonus of $428,615 based upon actual Company performance relative to Company performance goals.

The Compensation Committee believes that the size and mix of the Chief Executive Officer’s total compensation is consistent with the size and mix of compensation provided to chief executive officers of comparable companies.

Compliance with Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s Chief Executive Officer and the other named executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the 2002 Stock Incentive Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Compensation Committee

Steven A. Denning (Chairman)

John W. Barter

Delbert C. Staley

AUDIT COMMITTEE REPORT

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended June 30, 2005 and discussed these financial statements with the Company’s management and Deloitte & Touche LLP, the Company’s independent auditors. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee has also received from, and discussed with, the Company’s independent auditors various communications that the Company’s independent auditors are required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees). SAS 61 requires the Company’s independent auditors to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant, unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of other, non-audit related services to the Company is compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005.

Audit Committee

Delbert C. Staley (Chairman)

John W. Barter

Miles R. Gilburne

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal 2005 were Messrs. Denning, Barter and Staley. No member of the Compensation Committee was at any time during fiscal 2005, or formerly, an officer or employee of the Company or any subsidiary of the Company. None of the Company’s executive officers serves as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Class A Common Stock of the Company from May 24, 2002 (the first trading date following the Company’s initial public offering) to June 30, 2005 with the cumulative total return of (i) the Russell 2000 stock index and (ii) the services sector index of the Goldman Sachs Technology Index (the GSTI services index). This graph assumes the investment of $100.00 at the closing price on May 24, 2002 in the Company’s Class A Common Stock, the Russell 2000 stock index, and the GSTI services index, and assumes any dividends are reinvested. The historical information set forth below is not necessarily indicative of future performance.

COMPARISON OF CUMULATIVE TOTAL RETURNS AMONG SRA INTERNATIONAL INC., RUSSELL 2000 STOCK INDEX AND GSTI SERVICES INDEX

	SRA International, Inc.	Russell 2000 Stock Index	GSTI Services Index
5/24/2002	$100.00	$100.00	$100.00
6/30/2002	$118.85	$93.87	$84.25
6/30/2003	$140.97	$92.33	$90.80
6/30/2004	$186.43	$123.14	$115.63
6/30/2005	$305.90	$134.77	$109.17

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

A trust controlled by William K. Brehm, converted 60,000 shares of Class B Common Stock to Class A Common Stock on June 15, 2005 in connection with a charitable gift of such shares. This conversion was reported late on a Form 4 filed on June 27, 2005. Based solely on a review of the forms submitted to the Company, the Company is not aware of any other failure during fiscal 2005 by its officers, directors or holders of 10% of the Company’s Class A Common Stock to comply in a timely manner with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934.

PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected the firm of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year. Deloitte & Touche LLP has served as the Company’s independent auditors since March 2002. Although stockholder approval of the Audit Committee’s selection of Deloitte & Touche LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider the selection of Deloitte & Touche LLP.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Independent Auditors’ Fees

The following table summarizes the fees of Deloitte & Touche LLP, the Company’s independent auditors, billed to the Company for each of the last two fiscal years:

Fee Category	2005	2004
Audit Fees (1)	$570,000	$335,000
Audit-Related Fees (2)	—	107,449
Tax Fees (3)	86,295	185,233
All Other Fees	—	—

Total Fees	$656,295	$627,682

(1)	Audit fees consist of fees for the audit of the Company’s financial statements, the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees”. In fiscal 2004 these services related primarily to due diligence and audit services provided in conjunction with acquisitions and accounting consultations. $1,500 of the audit–related fees billed in fiscal 2004, which represents less than 2% of the audit-related fees billed by the independent auditor in fiscal 2004, were not pre-approved by the Audit Committee. These services were approved by the Audit Committee prior to completion of the audit.
(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to reviews of tax returns prepared by the Company in fiscal 2005 and fiscal 2004 accounted for $9,235 of the total tax fees billed in fiscal 2005 and $17,873 of the total tax fees billed in fiscal 2004. Tax advice and tax planning services were related primarily to a business license tax review in fiscal 2005 and fiscal 2004.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditors. This policy generally provides that the Company will not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditors. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

Board Recommendation

The Board of Directors recommends a vote FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year.

OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Pursuant to Securities Exchange Act Rule 14a-8(e), proposals of stockholders intended to be presented at the 2006 Annual Meeting of Stockholders must be received by the Company at its principal office at 4350 Fair Lakes Court, Fairfax, Virginia 22033, not later than May 31, 2006 for inclusion in the proxy statement for that meeting.

Under the Company’s Amended and Restated By-laws, proposals of stockholders intended to be presented at the 2006 Annual Meeting of Stockholders (other than matters included in the Company’s proxy statement pursuant to Rule 14a-8(e)) must be received by the Secretary of the Company at its principal office in Fairfax, Virginia (i) not later than 60 days nor earlier than 90 days prior to the first anniversary of the 2005 Annual Meeting or (ii) if the date of the 2006 Annual Meeting is advanced by more than 20 days or delayed by more than 60 days from the first anniversary of the 2005 Annual Meeting, (a) not earlier than the 90th day prior to the 2006 Annual Meeting and (b) not later than the later of the 60th day prior to the 2006 Annual Meeting and the 10th day following the day notice of the date of the 2006 Annual Meeting was mailed or public disclosure of that date was made, whichever first occurs. A copy of the Company’s Amended and Restated By-laws may be obtained from the Secretary of the Company.

By Order of the Board of Directors,

Stephen C. Hughes, Secretary

September 26, 2005

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

Annual Meeting of Stockholders

SRA INTERNATIONAL, INC.

October 28, 2005

Please date, sign and mail your

proxy card in the envelope as soon as possible.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES					FOR	AGAINST	ABSTAIN
1.	To elect the following three (3) persons to serve as Class I directors (except as noted below) until the Annual Meeting of Stockholders held in 2008 and until their successors are duly elected and qualified. ☐	☐	Nominees:	m John W. Barter m Steven A. Denning m Miles R. Gilburne	2.	To ratify the selection by the Audit Committee of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending June 30, 2006.	☐	☐	☐
					IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
	(See instructions below).

	☐
	FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT AS NOTED ABOVE” and fill in the circle next to each nominee you wish to withhold, as shown here: ☐	TO CHANGE THE ADDRESS ON YOUR ACCOUNT, PLEASE CHECK THE BOX AT RIGHT AND INDICATE YOUR NEW ADDRESS IN THE ADDRESS SPACE ABOVE. PLEASE NOTE THAT CHANGES TO THE REGISTERED NAME(S) ON THE ACCOUNT MAY NOT BE SUBMITTED VIA THIS METHOD.	☐

SIGNATURE OF STOCKHOLDER                                             DATE:

SIGNATURE OF STOCKHOLDER                                             DATE:

NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

SRA INTERNATIONAL, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

FRIDAY, OCTOBER 28, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, having received notice of the meeting and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Ernst Volgenau and Stephen C. Hughes, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of SRA International, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Hilton McLean Tysons Corner, 7920 Jones Branch Drive, McLean, Virginia 22102, on Friday, October 28, 2005, at 9:30 a.m., local time, and at any adjournment thereof (the “Meeting”). The matters set forth below have been proposed by the Company.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)